MERRIMAN HOLDINGS, INC.

COMMON STOCK PURCHASE AGREEMENT

________, 2014

MERRIMAN HOLDINGS, INC.

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is made as of _______, 2014

, by and among Merriman Holdings, Inc., a Delaware corporation (the “Company”), and the persons and entities (each, an “Investor” and collectively, the “Investors”) shown on the signature pages hereto.

SECTION 1

Authorization, Sale and Issuance of Common Stock.

1.1            Authorization.  The Company has, prior to the Closing (as defined below), authorized (a) the sale and issuance of up to $1,000,000 in shares of the Company’s Common Stock, par value $0.0001 per share (the “Shares”); (b) the issuance of the Warrants (as defined below); and (c) the reservation of shares of Common Stock for issuance upon exercise of the Warrants, (as defined below) (the “Warrant Shares”).

1.2            Sale and Issuance of Shares.  Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase, and the Company agrees to sell and issue to each Investor, the number of Shares set forth in the column designated “Number of Shares” opposite such Investor’s name on the Schedule of Investors, at a cash purchase price per share equal to $0.06 per share (the “Purchase Price”). For each share of Common Stock purchased, the Company shall issue a warrant to purchase 25% of one additional share of Common Stock at a purchase price equal to 133% of the Purchase Price, in the form attached hereto as Exhibit A (the “Warrants”). The Company’s agreement with each Investor is a separate agreement, and the sale and issuance of the Shares to each Investor is a separate sale and issuance.

SECTION 2

Closing Dates and Delivery.

2.1            Closing.  The purchase and sale of the Shares shall take place at one or more closings (each, a “Closing”). No agreement binding upon the Company or any Investor shall be created until the Closing. The Closing shall be deemed to take place at the offices of Merriman Holdings, Inc. 250 Montgomery Street, 16th Floor, San Francisco, CA 94104, at 1:30 p.m. local time on the date hereof.

2.2            Delivery.  At the Closing, each Investor shall tender payment of the purchase price for the number of Shares that such Investor is purchasing in the Closing as set forth in the column designated “Purchase Price” opposite such Investor’s name on the Schedule of Investors by means of either: (i) a wire transfer to the Company, or (ii) a check satisfactory to the Company, or (iii) any combination of the foregoing.

2.3            Issuance. Promptly following the Closing, the Company shall (i) cause the Company’s transfer agent to issue a certificate in each Investor’s name representing the number of Shares that such Investor is purchasing in the Closing; and (ii) issue a Warrant in each Investor’s name for the purchase of shares of Common Stock in accordance with the provisions of this agreement.

SECTION 3

Representations and Warranties of the Company.

The Company hereby represents and warrants to each of the Investors as follows:

3.1            Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate or other power and any required certificates, authorizations or permits issued by any regulatory body to own, manage, lease and hold its properties and to carry on its business as described in the SEC Documents as and where such properties are presently located and such business is presently conducted.

3.2            Authority, Approval and Enforceability. This Agreement has been duly executed and delivered by the Company, and the Company has all requisite corporate power and legal capacity to execute and deliver this Agreement, and the Warrants, to issue and sell the Shares, the Warrants and the Warrant Shares and to perform its obligations pursuant to this Agreement and the Certificate of Designation. The Certificate of Designation has been filed with the State of Delaware. The execution and delivery of this Agreement and the performance of the transactions contemplated hereby has been duly and validly authorized and approved by all corporate action necessary on the part of the Company, any subsidiary and their respective officers and directors on behalf of the Company or subsidiary and all stockholders on behalf of each Subsidiary. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors’ rights generally.

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3.3            Issuance of Securities. The Company has full power and authority to issue the Shares, the Warrants and Warrant Shares (collectively, the “Securities”). The issuance of the Securities has been duly authorized, and upon receipt and acceptance of consideration from the Investor, the Shares and the Warrants when issued will be legally and validly issued, fully paid and non-assessable, free and clear of all liens, charges and encumbrances. The Warrant Shares have been duly reserved for issuance and sale pursuant to their terms and, when paid for, issued and delivered by the Company pursuant to due exercise of the Warrants will be validly issued, fully paid and nonassessable; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed. The Company has taken all action required by its Articles of Incorporation and Bylaws to approve the offer and sale of the Securities.

3.4            Use of Proceeds. The Company intends to use approximately $150,000 of the proceeds for payments pursuant to a litigation settlement, and approximately $600,000 for repayment of indebtedness. The balance of proceeds will be used for working capital and general corporate purposes for itself and Merriman Capital. The Company does not intend to pay commissions or fees to in connection with this offering.

SECTION 4

Representations and Warranties of the Investors.

Each Investor hereby, severally and not jointly, represents and warrants to the Company as follows:

4.1             Public Information on Company. The Investor has had access at the EDGAR Website of the SEC to the Company’s Form 10-K/A, filed on April 30, 2013, and Form 10-K filed on April 1, 2013, for the year ended December 31, 2012 and the Company’s Form 10-K/A, filed on April 30, 2012, for the year ended December 31, 2011, as filed with the SEC, together with all subsequently filed Forms 10-Q, 8-K, and other filings made with the SEC available on the SEC’s EDGAR website (any such document, an “SEC Document”). The Investor has reviewed the risk factors and other information contained in the SEC Documents. The Investor has considered the risk factors and other all factors the Investor deems material in the SEC Documents in deciding on the advisability of investing in the Securities.

4.2            Other Information.  Such Investor has had an opportunity to ask questions of, and receive answers from, the officers of the Company concerning this Agreement, the exhibits and schedules attached hereto and thereto and the transactions contemplated by this Agreement, as well as the Company’s business, management and financial affairs, which questions were answered to its satisfaction. Such Investor believes that it has received all the information such Investor considers necessary or appropriate for deciding whether to purchase the Shares and the Warrants. Each Investor acknowledges that any business plan or projection provided to such Investor was prepared by the management of the Company in a good faith effort to describe the Company’s presently proposed business and products and the markets therefor. Each Investor also acknowledges that it is relying solely on its own counsel and not on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement, or the right of Investor to rely on such representations or warranties.

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4.3            No Registration.  Such Investor understands that the Shares and the shares issuable on exercise of the Warrants, have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Investor’s representations as expressed herein or otherwise made pursuant hereto.

4.4            Investment Intent.  Such Investor is acquiring the Shares and the Warrants for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Shares or the Warrants.

4.5            Investment Experience.  Such Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that such Investor can protect its own interests. Such Investor has such knowledge and experience in financial and business matters so that such Investor is capable of evaluating the merits and risks of its investment in the Company.

4.6            Speculative Nature of Investment.  Such Investor understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks. Such Investor can bear the economic risk of such Investor’s investment and is able, without impairing such Investor’s financial condition, to hold the Shares and the Warrants for an indefinite period of time and to suffer a complete loss of such Investor’s investment.

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4.7            Accredited Investor.  The Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

4.8            Residency.  The residency of the Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the Schedule of Investors.

4.9            Rule 144.  Such Investor acknowledges that the Shares, the Warrants and the Warrant Shares, must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than six months after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations. Such Investor acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Investor wishes to sell the Shares or the Warrant Shares, and that, in such event, the Investor may be precluded from selling such securities under Rule 144, even if the other requirements of Rule 144 have been satisfied. Such Investor acknowledges that, in the event all of the requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Shares or the underlying Common Stock. Such Investor understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

4.10            Authorization.

(a)    Such Investor has all requisite power and authority to execute and deliver the This Agreement, to purchase the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement. All action on the part of the Investor necessary for the authorization, execution, delivery and performance of this Agreement, has been taken or will be taken prior to the Closing.

(b)   This Agreement, when executed and delivered by the Investor, will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms except:, (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

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(c)    No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Investor in connection with the execution and delivery of this Agreement by the Investor or the performance of the Investor’s obligations hereunder.

4.11            Legends.  Investor understands and agrees that the certificates evidencing the Shares, the Warrants and the Warrant Shares, or any other securities issued in respect of the Shares or the Warrants upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear the following legend (in addition to any legend required under applicable state securities laws):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

SECTION 5

Miscellaneous

5.1            Use of Proceeds. The Company intends to use approximately $150,000 of the proceeds for purchase of certain software assets for use in the Financial Entrepreneur Platform business of the Company’s subsidiary, Merriman Capital, Inc., approximately $200,000 for settlement of litigation against the Company and Merriman Capital, and approximately $300,000 for repayment of indebtedness. The balance of proceeds will be used for working capital and general corporate purposes for the Company and Merriman Capital.

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5.2            Amendment.  Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Investors holding at least a majority of the Shares. Any such amendment, waiver, discharge or termination affected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted or exchanged or for which such securities have been exercised) and each future holder of all such securities. Each Investor acknowledges that by the operation of this paragraph, the holders of at least a majority of the Shares will have the right and power to diminish or eliminate all rights of such Investor under this Agreement.

5.3            Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand or by messenger addressed:

(a)    if to an Investor, at the Investor’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof;

(b)   if to the Company, one copy should be sent to 250 Montgomery Street, 16th Floor, San Francisco, CA 94104, Attn: Chief Executive Officer, or at such other address as the Company shall have furnished to the Investors, with a copy to 250 Montgomery Street, 16th Floor, San Francisco, CA 94104, Attn: General Counsel.

With respect to any notice given by the Company under any provision of the Delaware General Corporation Law, the Certificate of Designation or the Company’s Bylaws, each Investor agrees that such notice may be given by facsimile or by electronic mail (with confirmed delivery).

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 3 business days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if sent by facsimile, the business day following confirmation of facsimile transfer or, if sent by electronic mail, the business day following confirmation of delivery when directed to the electronic mail address provided pursuant hereto, or, if sent by nationally recognized overnight delivery service, on the date when delivered.

5.4            Governing Law.  This Agreement shall be governed in all respects by the internal laws of the State of California, without regard to principles of conflicts of law.

5.5            Expenses.  The Company and the Investors shall each pay their own expenses in connection with the transactions contemplated by this Agreement.

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5.6            Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any Shares sold hereunder or any Warrants). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. This provision shall not limit an Investor right to transfer any securities pursuant to the terms of this Agreement.

5.7            Entire Agreement.  This Agreement, including the exhibits attached hereto and thereto, constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

5.8            Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

5.9            California Corporate Securities Law.  THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

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5.10            Severability.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

5.11            Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

5.12            Telecopy Execution and Delivery.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

5.13            Jurisdiction; Venue.  With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the federal and state courts in the city and county of San Francisco, CA. EACH OF THE PARTIES KNOWINGLY, INTENTIONALLY AND VOLUNTAIRILY WITH AND UPON THE ADVICE OF COMPETENT COUNSEL IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PORCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

5.14            Further Assurances.  Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

5.15            Survival of Warranties. The warranties, representations and covenants of the Company and each Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of one year.

[Signatures set forth on the following page]

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IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

“COMPANY”

MERRIMAN HOLDINGS, INC.
a Delaware corporation

D. Jonathan Merriman,
Chief Executive Officer

Signature Page to Merriman Holdings, Inc. Common Stock Purchase Agreement

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

INVESTOR:

(signature)

Name:

Title:

Address for Notice:

Amount to be Invested: $_______________

Signature Page to Common Stock Purchase Agreement

EXHIBIT A

FORM OF WARRANT